Filed Pursuant to Rule 424(b)(4)

Registration No. 333-280996

Prospectus

EXPION360 INC.

50,000,000 Units

Each Consisting of One Share of Common Stock or One Pre-Funded Warrant to Purchase One Share of Common Stock, Two Series A Warrants to Each Purchase One Share of Common Stock, and One Series B Warrant to Purchase Such Number of Share of Common Stock as Determined in the Series B Warrant

Up to 50,000,000 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 384,172,110 Shares of Common Stock Underlying the Series A Warrants

Up to 142,086,055 Shares of Common Stock Underlying the Series B Warrants

We are offering, on a firm commitment, underwritten basis, 50,000,000 units (the “Units”), each Unit consisting of one share of common stock, par value $0.001 per share (our “Common Stock”), two Series A warrants to each purchase one share of Common Stock (each, a “Series A Warrant”), and one Series B warrant to purchase such number of shares of Common Stock as determined in the Series B warrant (each, a “Series B Warrant” and together with the Series A Warrants, the “Common Warrants”). The public offering price for each Unit is $0.20.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

Each Series A Warrant offered hereby is exercisable at any time or times beginning on the first trading day following our notice to the Series A Warrant holders of Stockholder Approval (defined below), and will expire five years from such date. Each Series A Warrant is exercisable at an exercise price of $0.24 per share of Common Stock. On the 11th trading day after Stockholder Approval, the Series A Warrants’ exercise price will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily weighted average price during the period commencing on the first trading day after the date of Stockholder Approval and ending following the close of trading on the tenth trading day thereafter and (b) a floor price determined in accordance with the terms of the Series A Warrants, and the number of shares issuable upon exercise will be adjusted to the number of shares determined by multiplying the exercise price then in effect at issuance by the number of shares acquirable upon exercise immediately prior to such reset and dividing the product thereof by the exercise price resulting from such reset. Also after Stockholder Approval, the exercise price of the Series A Warrants will be reduced (such reduced price, the “Adjusted Exercise Price”) to a price equal to the lesser of (i) the exercise price then in effect and (ii) the lowest daily volume weighted average price (“VWAP”) during the period commencing five consecutive trading days immediately preceding through the five consecutive trading days commencing on the date we effect any share split, share dividend, share combination recapitalization or other similar transaction (which would include reverse stock splits) in the future (subject to a floor price determined in accordance with the terms of the Series A Warrants and the Nasdaq Listing Rules (the “Floor Price”)), with a proportionate adjustment to the number of shares underlying the Series A Warrants. Furthermore, if the Adjusted Exercise Price would have been below the Floor Price but for the Floor Price limitation, then we will make a payment to the Series A Warrant holder for the economic difference between the Adjusted Exercise Price and the Floor Price, subject to the exceptions and conditions set forth in the Series A Warrants. Finally, beginning on the date of Stockholder Approval, with certain exceptions, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon our issuance of Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of the Series A Warrants. See “Securities we are Offering – Series A Warrants” in this prospectus for more information on the Series A Warrants’ exercise price adjustments.

Each Series B Warrant offered hereby will be exercisable immediately and exercisable at an exercise price per share of $0.001 per share. The exercise price and number of shares of Common Stock issuable under the Series B Warrants are subject to adjustment based on the weighted average price of Common Stock over a rolling five-trading-day period, subject to certain floor prices in accordance with the terms of the Series B Warrants.

The adjustment provisions described in the above paragraphs included in the Common Warrants will be available, in some cases, only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of Nasdaq to permit the adjustment provisions described in the above paragraph included in the Common Warrants and to increase our authorized Common Stock (“Stockholder Approval”). If we are unable to obtain Stockholder Approval, the Series A Warrants will not be exercisable and/or certain adjustment provisions described in the above paragraph will not be effective, and therefore the Common Warrants may have substantially less value. See “Risk Factors - Certain beneficial provisions in the Common Warrants will not be effective until we are able to receive stockholder approval of such provisions, and if we are unable to obtain such approval the Common Warrants will have significantly less value” and “Securities We Are Offering – Stockholder Approval” in this prospectus for more information.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant (in lieu of one share of Common Stock, each a “Pre-Funded Warrant” and, collectively with the Common Warrants, the “Warrants”), two Series A Warrants, and one Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of Common Stock, minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a share of Common Stock we are offering will be decreased on a one-for-one basis.

This prospectus also includes the shares of Common Stock issuable upon exercise of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants.

The Common Stock and Pre-Funded Warrants can each be purchased in this offering only with the accompanying Common Warrants that are part of a Unit, but the components of the Units will be immediately separable and will be issued separately in this offering. See “Description of Securities We Are Offering” in this prospectus for more information.

Our Common Stock is listed on Nasdaq under the symbol “XPON.” On August 6, 2024, the last reported sale price of our Common Stock on Nasdaq was $0.2603 per share. There is no established public trading market for the Warrants, and we do not intend to list the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants on any national securities exchange or trading system. Without an active trading market, the liquidity of the Warrants will be limited.

We have granted the underwriter an option, exercisable for 45 days from the closing date of this offering, to purchase up to 7,500,000 additional shares of Common Stock and Pre-Funded Warrants, if any, representing 15% of the shares of Common Stock and Pre-Funded Warrants sold in this offering, and/or up to 15,000,000 Series A Warrants, representing 15% of the Series A Warrants sold in this offering, and/or up to 7,500,000 Series B Warrants, representing 15% of the Series B Warrants sold in this offering. The underwriter may exercise the over-allotment option with respect to shares of Common Stock only, Pre-Funded Warrants only, Series A Warrants only, Series B Warrants only, or any combination thereof.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities is speculative and involves a high degree of risk. See the section of this prospectus titled “Risk Factors” beginning on page 8 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$0.20	$10,000,000
Underwriting discounts and commissions (7.0%)(1)	$0.014	$700,000
Proceeds to us, before expenses	$0.186	$9,300,000

(1)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of the offering. See “Underwriting” for a description of compensation payable to the underwriter.

The underwriter expects to deliver our securities to purchasers in the offering on or about August 8, 2024.

Aegis Capital Corp.

The date of this prospectus is August 7, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-1 (as amended from time to time, the “Registration Statement”). You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission (the “SEC”), together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before making your investment decision. All summaries in this prospectus are qualified in their entirety by the actual documents. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. We may file a prospectus supplement or post-effective amendment to the Registration Statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described in the “Where You Can Find More Information” section of this prospectus.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

Unless the context otherwise requires, references in this prospectus to “Expion360,” “the Company,” “we,” “us” and “our” refer to Expion360 Inc.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the underwriter is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under the section of this prospectus titled “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. See the section of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Expion360 focuses on the design, assembly, manufacturing, and sales of lithium iron phosphate (“LiFePO4”) batteries and supporting accessories for recreational vehicles (“RVs”), marine applications and home energy storage products with plans to expand into industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV and marine industries. We are developing the e360 Home Energy Storage System, that we expect to change the industry in barrier price, flexibility, and integration. We are deploying multiple intellectual property strategies with research and products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, and our suppliers are based in the United States, Asia, and Europe. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our primary target markets are currently the RV and marine industries. We believe that we are well-positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. We are also focused on expanding into the home energy storage market with the introduction of our two LiFePO4 battery storage systems, where we aim to provide a cost-effective, low barrier of entry, flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV, marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV and marine industries, was launched in December 2020. The e360 product line, through its sales growth, has shown to be a preferred conversion solution for lead-acid batteries. In December 2023, we announced our entrance into the home energy storge market with our introduction of two LiFePO4 battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe that our e360 Home Energy Storage System has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Recent Developments

Certain Preliminary Financial Results for the Three Months Ended and as of June 30, 2024

Although we have not finalized our full financial results for the three and six months ended June 30, 2024, we expect to report preliminary financial information as follows:

For the Three Months Ended June 30, 2024
Net sales	$1,278,109
Cost of sales	952,646
Gross profit	325,463
Selling, general and administrative	2,004,260
Loss from operations	(1,678,797)

Net loss	(2,220,232)

As of June 30, 2024
Total current assets	$5,553,107
Total current liabilities	4,049,379

The information above is based on preliminary unaudited information and estimates for the three and six months ended June 30, 2024, is not a comprehensive statement of our financial results for this period, and is subject to change pending completion of our financial closing procedures, final adjustments, completion of the review of our financial statements and other developments that may arise between now and the time the review of our financial statements is completed. This preliminary estimate may change and the change may be material. Our expectation with respect to the preliminary financial information as of June 30, 2024 presented above is based upon management’s estimates and is the responsibility of management. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, these preliminary estimates. Our actual results for the three and six months ended June 30, 2024 will not be available until after this offering is completed.

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Settlement

On May 2, 2024, we entered into a Settlement and Mutual Release with Alexander Capital L.P. pursuant to which the parties resolved certain disputes while not admitting any liability or wrongdoing (the “Settlement Agreement”). We agreed to (a) make a single cash payment of $100,000, (b) issue 100,000 shares of Common Stock, and (c) amend certain outstanding warrants to reduce the per share exercise price from $9.10 to $4.50. The shares were issued pursuant to an effective Registration Statement on Form S-3 (File No. 333-272956). The Settlement Agreement also contains other customary provisions, including a mutual release of claims and mutual non-disparagement provision.

New Products

In May 2024, we announced the launch of our Edge™ battery, which is designed for off-grid enthusiasts, bringing a new Expion360 option designed with performance, reliability, and versatility in mind. We began taking pre-orders of the Edge in the second quarter of 2024, with anticipated deliveries beginning in the third quarter of 2024.

Risk Factor Summary

Before you invest in our Common Stock, you should carefully consider all of the information in this prospectus, including matters set forth under the section of this prospectus titled “Risk Factors.” These risks include, but are not limited to, the following:

●	We operate in an extremely competitive industry and are subject to pricing pressures.

●	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2023 and 2022.

●	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.

●	Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

●	We are currently, and will likely continue to be, dependent on our three warehouses. If our facilities become inoperable for any reason, our ability to produce our products could be negatively impacted.

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

●	We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.

●	If our electronic data is compromised or if we fail to keep pace with developments in technology, our business could be significantly harmed.

●	Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements and sustain our operations.

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●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

●	The offering price of the Units may not be indicative of the value of our assets or the price at which shares can be resold. The offering price of the Units may not be an indication of our actual value.

●	This offering may cause the trading price of our shares of Common Stock to decrease.

●	Certain beneficial provisions in the Common Warrants will not be effective until we are able to receive stockholder approval of such provisions, and if we are unable to obtain such approval the Common Warrants will have significantly less value.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of their public company effective dates.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation from time to time pursuant to SEC rules); (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates were at least $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements, such as reduced disclosure regarding executive compensation, among others.

For certain risks related to our status as an emerging growth company, see “Risk Factors—Risks Related to Ownership of our Common Stock—We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.”

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Channels For Disclosure of Information

We announce material information to the public through filings with the SEC, the “Investor Relations” page on our website (expion360.com), press releases, public conference calls, and public webcasts. We encourage investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website. The inclusion of our website address in this prospectus is an inactive textual reference only.

Corporate Information

Expion360 was initially organized as a limited liability company under the name “Yozamp Products Company, LLC” in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021. Our principal executive offices are located at 2025 SW Deerhound Ave., Redmond, Oregon 97756 and our phone number is (541) 797-6714. Our principal website is expion360.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the Registration Statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

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THE OFFERING

Units to be offered

50,000,000 Units based on a public offering price of $0.20 per Unit, on a firm commitment basis. Each Unit will consist of one share of Common Stock (or Pre-Funded Warrant to purchase one share of Common Stock in lieu thereof), two Series A Warrants each to purchase one share of Common Stock and one Series B Warrant to purchase such number of shares of Common Stock as determined in accordance with the terms set forth in the Series B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Common Warrants as part of Units (other than pursuant to the underwriter’s option to purchase additional shares of Common Stock, Pre-Funded Warrants, Series A Warrants, and Series B Warrants), but the components of the Units will be immediately separable and will be issued separately in this offering.

Pre-Funded Units to be offered

We are also offering to certain purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Units including Pre-Funded Warrants to purchase shares of Common Stock in lieu of Units including shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of outstanding Common Stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price at which a Unit is sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock any time after its original issuance until exercised in full, provided the purchaser will be prohibited from exercising Pre-Funded Warrants for shares of Common Stock if, as a result of such exercise, the purchaser, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

This prospectus also relates to the offering of our Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering—Pre-Funded Warrants.”

Common Warrants to be offered	384,172,110 Series A Warrants and 142,086,055 Series B Warrants. Each Unit includes one share of Common Stock (or Pre-Funded Warrant to purchase one share of Common Stock in lieu thereof), two Series A Warrants and one Series B Warrant. Each Series A Warrant is exercisable at a price of $0.24 per share. The Series A Warrants will be exercisable at any time or times beginning on the first trading day following our notice to the Series A Warrant holders of Stockholder Approval and will expire five years from such date. The Series B Warrants will be exercisable immediately. The exercise price and number of shares of Common Stock issuable under the Series B Warrants are subject to adjustment as described in the Series B Warrants. See “Description of Securities We Are Offering—Series A Warrants and Series B Warrants.”

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Over-allotment option

The offering is being underwritten on a firm commitment basis. We have granted the underwriter a 45-day option to purchase up to 7,500,000 additional shares of Common Stock and/or Pre-Funded Warrants, if any, representing 15% of the shares of Common Stock and/or Pre-Funded Warrants sold in this offering at a public offering price of $0.20 per Unit, up to 15,000,000 additional Series A Warrants, representing 15% of the Series A Warrants sold in the offering, and/or up to 7,500,000 additional Series B Warrants, representing 15% of the Series B Warrants sold in the offering, on the same terms and conditions set forth above solely to cover over-allotments. The underwriter may exercise the over-allotment option with respect to shares of Common Stock only, Pre-Funded Warrants only, Series A Warrants only, Series B Warrants only, or any combination thereof.

Common Stock outstanding after this offering(1)

57,046,853 shares (or 64,546,853 shares of Common Stock if the underwriter exercises its option in full) (assuming we sell only shares of Common Stock and no Pre-Funded Warrants and assuming no exercise of the Common Warrants).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $8.7 million, after deducting the underwriting discount and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of Common Warrants in this offering.

We currently intend to use the net proceeds from the offering to repay an aggregate of approximately $0.7 million due to stockholders under certain unsecured promissory note agreements (collectively, the “Stockholder Notes”), as well as approximately $2.7 million due under the senior convertible note issued to 3i, LP (the “3i Note) as of the date of filing of this prospectus, and for working capital and general corporate. See “Use of Proceeds” beginning on page 27 of this prospectus.

Risk factors

See “Risk Factors” beginning on page 8 of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “XPON.” There is no established trading market for the Warrants, and we do not expect a trading market to develop. We do not intend to list the Series A Warrants, Series B Warrants or Pre-Funded Warrants on any securities exchange or other trading market.

The number of shares of our Common Stock to be outstanding after this offering is based on 7,046,853 shares of our Common Stock outstanding as of March 31, 2024, and, unless otherwise indicated, excludes:

●	78,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $2.90 per share;

●	514,290 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $3.32 per share;

●	148,005 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $9.10 per share;

●	25,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $5.00 per share;
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●	30,000 shares of Common Stock issuable upon the exercise of options outstanding as of March 31, 2024, which were not issued under a specified plan;

●	1,244,145 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of March 31, 2024;

●	551,623 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of March 31, 2024;

●	any shares of Common Stock available for future issuance under our 2021 Incentive Award Plan, which will continue to increase in future years pursuant to the plan’s evergreen provision;

●	2,500,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of March 31, 2024;

●	an aggregate of up to 768,971 shares of Common Stock that may be issuable under the 3i Note, which consists of 727,387 shares issuable upon conversion of the 3i Note and up to 41,584 shares that we may issue to satisfy interest payments due under the 3i Note, subject to the terms of the Note Purchase Agreement, as of March 31, 2024;

●	up to 1,743,754 shares of Common Stock issuable pursuant to the common stock purchase agreement (the “Common Stock Purchase Agreement”) with Tumim Stone Capital, LLC (“Tumim”), pursuant to which we may, at our sole discretion, direct Tumim to purchase up to $20.0 million of our Common Stock from time to time over a 24-month period (the “Equity Line of Credit”), as of March 31, 2024; and

●	any additional shares of Common Stock we have issued or may issue from time to time after January 12, 2024.

At closing, we intend to use a portion of the net proceeds from this offering to pay off in full the 3i Note and plan to terminate the Equity Line of Credit. In light of the foregoing, we expect we will not issue any of the 768,971 shares of Common Stock under the 3i Note or the 1,743,754 shares of Common Stock issuable pursuant to the Equity Line of Credit. See the section of this prospectus titled “Use of Proceeds” for more information.

Except as otherwise indicated, the information in this prospectus assumes: (a) no sale of the Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of Common Stock that we are offering on an one-for-one basis; (b) no exercise of any Series A Warrants or Series B Warrants to be issued in this offering; and (c) no exercise of the options or warrants described above.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. We have also identified a number of these factors under the heading “Risk Factors” in our periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and will do so in our future filings. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, results of operations, and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of the following risks or other risks not specified below materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our shares of Common Stock could decline.

Risks Related to Our Business

We operate in an extremely competitive industry and are subject to pricing pressures.

We compete with a number of major international and domestic manufacturers, assemblers and distributors, as well as a large number of smaller, regional competitors. In addition, our customers have many choices for energy storage solutions in the markets that we serve including both traditional lead-acid products as well as lithium-ion products. We anticipate continued competitive pricing pressure, including due to foreign producers who are able to employ labor at significantly lower costs than producers in the U.S., expand their export capacity and increase their marketing presence in our major Americas markets. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with original equipment manufacturers (“OEMs”) and other customers. Our ability to maintain and improve our operating margins has depended, and continues to depend, on our ability to control and reduce our costs. We cannot assure you that we will be able to continue to control our operating, assembly and manufacturing expenses, to raise or maintain our prices or increase our unit volume or unit mix, in order to maintain or improve our operating results.

We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have experienced net losses in each period since inception. We generated net losses of $7.5 million for each of the years ended December 31, 2023 and 2022.

Part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Significant expenditures on sales and marketing efforts, expanding our platform, products, features, and functionality, and expanding our research and development, each of which we intend to continue to invest in, may not ultimately grow our business or cause long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenue enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenue, the value of our business and Common Stock may significantly decrease, which may in turn have a material adverse effect on our ability to raise capital to grow our business.

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Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the years ended December 31, 2023 and 2022 were prepared on the assumption that we would continue as a going concern. For the years ended December 31, 2023 and 2022, the company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about our ability to continue as a going concern over the next 12 months and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the years ended December 31, 2023 and 2022. If our operating results fail to improve and/or if we fail to raise additional debt or equity financing, then our financial condition could render us unable to continue as a going concern.

Our business and future growth depends on the needs and success of our customers.

Our customers include dealers, wholesalers, private-label customers and OEMs. The demand for our products ultimately depends on consumers in our current end markets (primarily owners of RVs and marine vessels), and will depend on demand on consumers in the home energy storage market as we establish our presence in the market with the introduction of our two LiFePO4 battery storage systems. These markets can be impacted by numerous factors, including, consumer spending, travel restrictions, fuel costs and energy demands (including an increasing trend towards the use of green energy) and overall economic conditions. Increases or decreases in these variables may significantly impact the demand for our products. If we fail to accurately predict demand, we may be unable to meet our customers’ needs, resulting in the loss of potential sales, or we may produce excess products, resulting in increased inventory and overcapacity in our production facilities, increasing our unit production cost and decreasing our operating margins.

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2023 and 2022.

We currently derive a significant portion of our revenues from a limited number of customers. During the year ended December 31, 2023, sales to two customers totaled approximately 21% of our total sales and these customers did not have any outstanding accounts receivable at December 31, 2023. While these customers did not have accounts receivable balances as of December 31, 2023, four other customers had accounts receivable balances totaling $140 thousand, representing 90% of total accounts receivable as of December 31, 2023. Sales to each of our other customers did not exceed 10% during this period. During the year ended December 31, 2022, sales to our top three customers totaled approximately 41% of our total sales. Amounts due from these customers totaled approximately 43% of our total accounts receivable at December 31, 2022. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. In addition, our sales are completed on a purchase order basis and most are without firm, long-term revenue commitments or sales arrangements. It is not possible for us to predict the future level of demand for our products and services that will be generated by our customers or the future demand for the products and services of our other customers. If any of our customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our Common Stock. Furthermore, there is inherent risk associated with accounts receivable concentration as a deterioration in the financial condition of a limited number of account debtors, or any other factor which affects their ability or willingness to pay could in turn have a material adverse effect on our financial condition.

We may not be able to successfully manage our growth.

We have been continuously expanding our operations since our founding in 2016. As we continue to grow, we must continue to improve our managerial, technical and operational knowledge and allocation of resources, and to implement an effective management information system. To effectively manage our expanded operations, we need to continue to recruit and train managerial, accounting, internal audit, engineering, assembly and manufacturing, technical, sales and other staff to satisfy our development requirements and there are currently significant labor shortages in the market. In order to fund our ongoing operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, we will be required to manage relationships with a greater number of customers, suppliers, contractors, service providers, lenders and other third parties. We will need to further strengthen our internal control and compliance functions to ensure that we are able to comply with our legal and contractual obligations and to reduce our operational and compliance risks. We cannot assure you that we will not experience issues such as capital constraints, construction delays, operational difficulties at new locations, or difficulties in expanding our existing business and operations and in recruiting and training an increasing number of personnel to manage and operate the expanded business. Our expansion plans may also adversely affect our existing operations and thereby have a material adverse effect on our business, prospects, financial condition and results of operations.

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Our results of operations may be negatively impacted by public health epidemics or outbreaks.

We are exposed to risks associated with public health crises and epidemics or pandemics. A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact our operations and demand for our products and therefore have a material adverse effect on our business and results of operations. For example, the COVID-19 global pandemic adversely impacted our operations, supply chains, and distribution systems as well as those of our third-party suppliers and manufacturers, which are located in the United States, Asia and Europe. A future public health epidemic or outbreak may make it more difficult for us and our third-party manufacturers to find sufficient components or raw materials and component parts on a timely basis or at a cost-effective price. Any performance failure on the part of any of our significant suppliers or third-party manufacturers could interrupt production of our products, which would have a material adverse effect on our business, financial condition and results of operations. In addition, during the pandemic we experienced shortages and workforce slowdowns due to stay-at-home mandates, illness among our workforce, delays in shipping finished products to customers, and delays in our receiving batteries and certain components. The highly competitive labor market made it difficult to recruit and maintain a workforce properly sized and suited for our operational and strategic needs, which further adversely impacted our business, and any future incidence of disease could similarly impact our business. In addition, while the pandemic positively impacted our battery sales due to more consumers adopting the RV lifestyle, there is no guarantee that any such increase would be sustained, which could cause our results of operations to fluctuate.

If we fail to expand our sales and distribution channels, our business could suffer.

Our success, and our ability to increase sales and operate profitably, depends on our ability to identify target customers and convert these customers into meaningful orders, as well as our continued development of existing customer relationships. If we are unable to expand our sales and distribution channels, we may not be able to increase revenue or achieve market acceptance of our products. We have recently expanded our direct sales force and plan to recruit additional sales personnel. New sales personnel will require training and take time to achieve full productivity, and there is strong competition for qualified sales personnel in our business. In addition, we believe that our future success is dependent upon establishing successful relationships with a variety of distribution partners. To date, we have entered into agreements with only a small number of these distribution partners. We cannot be certain that we will be able to reach agreement with additional distribution partners on a timely basis or at all, or that these distribution partners will devote adequate resources to selling our products. Furthermore, if our distribution partners fail to adequately market or support our products, the reputation of our products in the market may suffer. In addition, we will need to manage potential conflicts between our direct sales force and any third-party reselling efforts. There can be no assurances that any of our efforts to expand our sales and distribution channels will be successful.

Our ability to expand into international markets is uncertain.

Our strategy is to expand our operations into international markets. In addition to general risks associated with international expansion, such as foreign currency fluctuations and political and economic instability, we face the following risks and uncertainties any of which could prevent us from selling our products in a particular country or harm our business operations once we have established operations in that country:

●	the difficulties and costs of localizing products for foreign markets;
●	the need to modify our products to comply with local requirements in each country; and
●	our lack of a direct sales presence in other countries, our need to establish relationships with distribution partners to sell our products in these markets and our reliance on the capabilities and performance of these distribution partners.

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If we are unable to expand into international markets in the manner expected, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

We currently rely exclusively on foreign manufacturers to manufacture the lithium-ion batteries used as raw materials in our products, as well as certain other of our raw materials. We may suffer delays in receiving raw materials due to work stoppages, strikes or lockouts or other bottlenecks at the ports through which our raw materials are shipped. Likewise, we rely on trucking carriers to deliver products from the port of arrival to our distribution facilities and from our distribution facilities to our customers. Additionally, in some cases, third parties sort, store and direct-ship products to our customers. Labor unrest or other disruptions could result in product shortages and delays in distributing our products to retailers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The uncertainty in global economic conditions could negatively affect our operating results.

Our operating results are directly affected by the general global economic conditions of the industries in which our major customer groups operate. Our business is also highly dependent on the economic and market conditions in each of the geographic areas in which we operate. Our products are heavily dependent on the end markets that we serve and our operating results will vary by location, depending on the economic environment in these markets. Sales of our RV and marine power products, for example, depend significantly on demand for new electric products for RVs and marine applications, which, in turn, depends on end-user demand for RVs and boats. The uncertainty in global economic conditions varies by geographic location and can result in substantial volatility in global credit markets, particularly in the United States. These conditions, including levels of consumer spending, economic recessions, slow economic growth, economic and pricing instability, inflation levels, increase of interest rates, credit market volatility and adverse developments affecting financial institutions, could affect our business by reducing prices that our customers may be able or willing to pay for our products or by reducing the demand for our products. In addition, the Russia-Ukraine war and the Israel-Palestine conflict has and may continue to further exacerbate disruptions in the global supply chain. As a result of sanctions imposed in relation to the Russia-Ukraine conflict, gas prices in the United States have risen to historic levels, and geopolitical tensions in the Middle East has impacted global shipping routes. Any rise in the cost of fuel may cause a decrease in RV travel, which could ultimately negatively impact sales of our batteries for RVs. In 2022, we also experienced increased shipping costs as a result of increased fuel costs and shutdowns at the ports through which our lithium-ion batteries and other raw materials are shipped due to COVID-19 restrictions. We did not experience any major residual impacts in 2023. Any of the above factors could, in turn, negatively impact our sales and earnings generation and result in a material adverse effect on our business, cash flow, results of operations and financial position.

Government reviews, inquiries, investigations, and actions could harm our business or reputation.

As we operate in various locations around the world, our operations in certain countries are subject to significant governmental scrutiny and may be adversely impacted by the results of such scrutiny. The regulatory environment with regard to our business is evolving, and officials often exercise broad discretion in deciding how to interpret and apply applicable regulations. From time to time, we receive formal and informal inquiries from various government regulatory authorities, as well as self-regulatory organizations, about our business and compliance with local laws, regulations or standards. Any determination that our operations or activities, or the activities of our employees, are not in compliance with existing laws, regulations or standards could result in the imposition of substantial fines, interruptions of business, loss of supplier, vendor, customer or other third-party relationships, termination of necessary licenses and permits, or similar results, all of which could potentially harm our business and/or reputation. Even if an inquiry does not result in these types of determinations, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business, and it potentially could create negative publicity which could harm our business and/or reputation.

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Our operating results could be adversely affected by changes in the cost and availability of raw materials and we are dependent on third-party manufacturers and suppliers.

We currently rely on multiple third-party manufacturers and suppliers located in Asia and Europe who also produce our battery cells and we intend to continue to rely on these suppliers going forward. Lithium-ion batteries are our most significant raw material and are used along with significant amounts of plastics, steel, copper and other materials in our assembly and manufacturing processes. Our third-party manufacturers source the raw materials and battery components required for the production of our batteries directly from third-party suppliers and thus we may have limited control over the agreed pricing for these raw materials and battery components. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Furthermore, the cost of raw materials may also be influenced by transportation costs. Volatile raw material costs can significantly affect our operating results and make period-to-period comparisons extremely difficult. We cannot assure you that we will be able to either hedge the costs or that we or our third-party manufacturers will be able to secure the availability of our raw material requirements at a reasonable level or that we will be able to pass on to our customers the increased costs of our raw materials without affecting demand, or that limited availability of materials will not impact our production capabilities. Our inability to raise the price of our products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on our revenue, operating profit, and net income.

In addition, during the years ended December 31, 2023 and 2022, approximately 70% and 85%, respectively, of inventory purchases were made from foreign suppliers in Asia. Our dependence on a limited number of key third-party manufacturers and suppliers exposes us to challenges and risks in ensuring that we maintain adequate supplies required to produce our batteries. We do not have long-term purchase arrangements with our third-party manufacturers and our purchases are completed on a purchase order basis. Thus, although we carefully manage our inventory and lead-times, we may experience a delay or disruption in our supply chain and/or our current suppliers may not continue to provide us with lithium-ion batteries in our required quantities or to our required specifications and quality levels or at attractive prices. Our close working relationships with our foreign suppliers to date, reflected in our ability to increase our purchase order volumes (qualifying us for related volume-based discounts) and to order and receive delivery of components in advance of required demand, has helped us moderate or offset increased supply-related costs associated with inflation, currency fluctuations and tariffs imposed on our battery imports by the U.S. government and avoid potential shipment delays. If we are unable to enter into or maintain commercial arrangements with these suppliers on favorable terms, or if any of these suppliers experience unanticipated delays, disruptions or shutdowns or other difficulties ramping up their supply of products or materials to meet our requirements, our assembly operations and customer deliveries would be seriously impacted, potentially resulting in liquidated damages and harm to our customer relationships. Although we believe we could locate alternative suppliers to fulfill our needs, we may be unable to find a sufficient alternative supply in a reasonable time or on commercially reasonable terms.

Further, our dependence on these third-party suppliers entails additional risks, including:

●	inability, failure or unwillingness of third-party suppliers to comply with regulatory requirements;

●	breach of supply agreements by the third-party suppliers;

●	misappropriation or disclosure of our proprietary information, including our trade secrets and know-how;

●

relationships that third-party suppliers may have with others, which may include our competitors, and failure of third-party suppliers to adequately fulfill contractual duties, resulting in the need to enter into alternative arrangements, which may not be available, desirable or cost-effective; and

●	termination or nonrenewal of agreements by third-party suppliers at times that are costly or inconvenient for us.

Several of our key manufacturers and suppliers are located in China, and we are exposed to the possibility of product supply disruption and increased costs in the event of changes in the policies, laws, rules and regulations of the United States or Chinese governments, as well as political unrest or unstable economic conditions in China. For example, trade tensions between the United States and China have been escalating in recent years. Most notably, several rounds of U.S. tariffs have been placed on Chinese goods being exported to the United States. Each of these U.S. tariff impositions against Chinese exports was followed by a round of retaliatory Chinese tariffs on U.S. exports to China. Our batteries and other components we purchase from China have been, and may in the future be, subject to these tariffs, which could increase our manufacturing costs and could make our products, if successfully developed and approved, less competitive than those of our competitors whose inputs are not subject to these tariffs. We may otherwise experience supply disruptions or delays, and although we carefully manage our inventory and lead-times, our suppliers may not continue to provide us with battery components in our required quantities, to our required specifications and quality levels or at attractive prices.

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Further, we may be unable to control price fluctuations for these components or negotiate supply arrangements on favorable terms to us. We may also be exposed to fluctuations in the value of the U.S. dollar relative to the Renminbi with any appreciation in the value of the Renminbi increasing our costs for lithium-ion batteries and other raw materials sourced from China. Substantial increases in the prices for our lithium-ion batteries and other raw materials would increase our operating costs and negatively impact our results of operations. In addition, foreign currency fluctuations relative to the value of the U.S. dollar could affect the price of components and materials used in our batteries and sourced from countries other than the United States.

Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of battery components. For example, a global shortage and component supply disruptions of electronic battery components are currently being reported, and the full impact to us is yet unknown. Other examples of shortages and component supply disruptions could include the supply of electronic components and raw materials (such as resins and other raw metal materials) that go into the production of our battery components. Any such cost increase or supply interruption could materially and negatively impact our business, prospects, financial condition and operating results.

The prices for our battery components fluctuate depending on market conditions and global demand, and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include, but are not limited to:

●	supply shortages caused by the inability or unwillingness of suppliers and their competitors to build or operate component production facilities to supply the numbers of battery components required to support the rapid growth of the electric RV and marine component vehicle industry and other industries in which we operate as demand for such components increases;

●	disruption in the supply of electronic circuits due to quality issues or insufficient raw materials;

●	a decrease in the number of manufacturers of battery components; and

●	an increase in the cost of raw materials.

We are dependent on the continued supply of battery components for our products. Any disruption in the supply of battery components could temporarily disrupt production of our products by our third-party manufacturers until a different supplier is fully qualified. The cost of our battery products depends in part upon the prices and availability of raw materials such as lithium, nickel, cobalt, and/or other metals which are used to produce battery components. Our third-party manufacturers source the raw materials and battery components required for the production of our batteries directly from third-party suppliers and thus we may have limited control over the agreed pricing for these raw materials and battery components. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges. Any reduced availability of these raw materials or substantial increases in the prices for such materials may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could damage our brand, business, prospects, financial condition and operating results.

We are currently, and will likely continue to be, dependent on our three warehouse facilities. If our facilities become inoperable for any reason, our ability to produce our products could be negatively impacted.

We have two warehouse locations in Redmond, Oregon and a third warehouse in Elkhart, Indiana.

Our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, utility and transportation infrastructure disruptions, acts of war or terrorism, or by public health crises, which may render it difficult or impossible for us to assemble our products for an extended period of time. The inability to produce our products or the backlog that could develop if any of our facilities is inoperable for even a short period of time may result in increased costs, harm to our reputation, a loss of customers or a material adverse effect on our business, financial condition or results of operations. Although we maintain property damage and business interruption insurance, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

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Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States. As part of this agenda, we leased a second facility in Redmond, Oregon for assembly line development and additional warehouse space. Our plans for expansion may experience delays, incur additional costs, or cause disruption to our existing production lines. The costs to successfully achieve our expansion goals may be greater than we expect, and we may fail to achieve our anticipated cost efficiencies, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, while we are generally responsible for delivering products to the customer, we do not maintain our own fleet of delivery vehicles and outsource this function to third parties. Any shortages in trucking capacity, any increase in the cost thereof or any other disruption to the highway systems could limit our ability to deliver our products in a timely manner or at all.

Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business.

Our lithium-ion batteries use LiFePO4 as the cathode material for lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by releasing smoke and flames in a manner that can ignite nearby materials and other lithium-ion cells. This faulty result could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Further, negative public perceptions regarding the suitability or safety of lithium-ion cells or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our products, could seriously harm our business and reputation.

To facilitate an uninterrupted supply of lithium-ion batteries, we store a significant number of lithium-ion batteries at our facilities. Any mishandling, other safety issue or fire related to the cells or batteries could disrupt our operations. In addition, any accident, whether occurring at our facilities or from the use of our batteries, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damage. Such damage or injury could lead to adverse publicity and potentially a product recall, which could have a material adverse effect on our brand, business, financial condition and results of operations.

We could face potential product liability claims relating to our products, which could result in significant costs and liabilities, which would reduce our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. We are also exposed to potential liability and product performance warranty risks that are inherent in the design, assemble, manufacture and sale of our products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs. Any insurance we maintain may not be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product recall could result in adverse publicity against us, which could adversely affect our sales or increase our costs.

Our operations expose us to litigation, tax, environmental and other legal compliance risks.

We are subject to a variety of litigation, tax, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, health and safety liabilities, environmental matters and compliance with competition laws and laws governing improper business practices. We could be charged with wrongdoing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments or other damages (in certain cases, treble damages). In the area of taxes, changes in tax laws and regulations, as well as changes in related interpretations and other tax guidance could materially impact our tax receivables and liabilities and our deferred tax assets and tax liabilities. We plan to manufacture lithium-ion batteries in the future which involves processing, storing, disposing of and otherwise moving large amounts of hazardous materials. As a result, we will be subject to extensive and changing environmental, health and safety laws, and regulations governing, among other things: the generation, handling, storage, use, transportation and disposal of hazardous materials; remediation of polluted ground or water; emissions or discharges of hazardous materials into the ground, air or water; and the health and safety of our employees. Our ongoing compliance with environmental, health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue production and require us to install additional pollution control equipment and make other capital improvements. In addition, private parties, including employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.

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Certain environmental laws assess liability on owners or operators of real property for the cost of investigation, removal or remediation of hazardous substances at their current or former properties or at properties at which they have disposed of hazardous substances. These laws may also assess costs to repair damage to natural resources. We may be responsible for remediating damage to our properties caused by former owners by our existing operations or by our future operations.

Changes in environmental and climate laws or regulations could lead to new or additional investment in production designs and could increase environmental compliance expenditures. For example, the United States Environmental Protection Agency has promulgated regulations applicable to projects involving greenhouse gas emissions above a certain threshold, and the United States and certain states within the United States have enacted, or are considering, limitations on greenhouse gas emissions.

Changes in climate change concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including increased energy and raw materials costs. Additionally, we cannot assure you that we have been or at all times will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits, or that we will not be exposed to material environmental, health or safety litigation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in the jurisdictions in which we conduct or in the future may conduct activities, including, the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA generally prohibits companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. The FCPA applies to companies, individual directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for actions taken by strategic or local partners or representatives. The FCPA also imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments. Our policies mandate compliance with these antibribery laws. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and internal control policies, these measures may not always prevent reckless or criminal acts by our employees or agents as we expand our operations from the United States domestically to abroad. As a result, we could be subject to criminal and civil penalties, disgorgement, further changes or enhancements to our procedures, policies and controls, personnel changes or other remedial actions. Violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction and result in a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing markets, such as aerospace and defense, lithium-based battery technologies have a large and growing market share. Our ability to achieve significant and sustained penetration of key developing markets, including the RV and marine markets, will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures, or through acquisitions, which in each case may require significant capital. If we fail to develop or acquire, assemble and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our portfolio of primarily lithium-ion products will remain competitive with products based on new technologies.

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We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Certain of these technologies, especially battery case construction, are important to our business and are not protected by patents. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies. If we are unable to protect our intellectual property and technology, we may lose any technological advantage we currently enjoy and may be required to take an impairment charge with respect to the carrying value of such intellectual property or goodwill established in connection with the acquisition thereof. In either case, our operating results and net income may be adversely affected. In addition, entities holding intellectual property rights relating to our technology may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. Any such litigation or claims, whether or not valid or successful, could result in substantial costs and diversion of resources and our management’s attention. If we are determined to have infringed upon a third-party’s intellectual property rights, we may have to pay substantial damages, obtain a license or cease making certain products, which in turn could have a material adverse effect on our business, operating results and financial condition.

Quality problems with our products could harm our reputation and erode our competitive position.

The success of our business will depend upon the quality of our products and our relationships with customers. In the event that our products fail to meet our customers’ standards, our reputation could be harmed, which would adversely affect our marketing and sales efforts. We cannot assure you that our customers will not experience quality problems with our products.

Any acquisitions that we complete may dilute stockholder ownership interests in the Company, may have adverse effects on our financial condition and results of operations and may cause unanticipated liabilities.

As part of our growth strategy, we may make future investments in businesses, new technologies, services and other assets that complement our business. Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities would dilute stockholder ownership interests. In addition, future acquisitions might not increase, and may even decrease, our earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional debt or suffer adverse tax and accounting consequences in connection with any future acquisitions.

If our electronic data is compromised, or we experience a failure in our information technology or storage systems, our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the world. This data relates to all aspects of our business, including current and future products and services under development, and also contains certain customer, supplier, partner and employee data. Our ability to execute our business strategy depends, in part, on the continued and uninterrupted performance of our information technology systems, which support our operations. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyberattacks, tampering, theft, misplaced or lost data, programming and/or human errors that could compromise the integrity and privacy of this data, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness, and results of operations. High-profile security breaches at other companies and in government agencies have increased in recent years, and cyber-attacks are becoming more sophisticated and frequent, and in some cases have caused significant harm. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. While we devote significant resources to security measures to protect our systems and data, these measures cannot provide absolute security.

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In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material. We operate a number of critical computer systems throughout our business that can fail for a variety of reasons. If such a failure were to occur, we may not be able to sufficiently recover from the failure in time to avoid the loss of data or any adverse impact on certain of our operations that are dependent on such systems. This could result in lost sales and the inefficient operation of our facilities for the duration of such a failure.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements and our stockholders may be diluted by future securities offerings.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both or by entering into credit facilities or securing other types of financing. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. Further, we may be restricted in our ability to access existing sources of liquidity. For example, pursuant to the Common Stock Purchase Agreement with Tumim, we may, at our sole discretion, direct Tumim to purchase up to $20.0 million of our Common Stock from time to time over a 24-month period. The purchase price per share that we may elect to sell to Tumim under the Common Stock Purchase Agreement will fluctuate based on the market prices of our Common Stock during a valuation period. Accordingly, it is not currently possible to predict the number of shares that will be sold to Tumim, the actual purchase price per share to be paid by Tumim for such Shares, or the actual gross proceeds to be raised in connection with those sales, which may be substantially less than the $20.0 million available to us under the Common Stock Purchase Agreement.

In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, such as the closure of Silicon Valley Bank and the placement into receivership of Signature Bank in March 2023, have in the past and may in the future lead to market-wide liquidity problems. Although we did not have any cash or cash equivalent balances on deposit at Silicon Valley Bank, if other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to raise additional financing or to access our existing cash, cash equivalents and investments may be threatened.

If we incur new debt, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. For example, the 3i Note contains restrictions on our ability to pay dividends or make distributions. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock and diluting their interest.

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We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

Our success depends in part on our ability to attract, retain and motivate senior management and other key employees. Achieving this objective may be difficult due to many factors, including fluctuations in global economic and industry conditions, competitors’ hiring practices, cost reduction activities, and the effectiveness of our compensation programs. Competition for qualified personnel can be very intense. We must continue to recruit, retain and motivate senior management and other key employees sufficient to maintain our current business and support our future projects. We are vulnerable to attrition among our current senior management team and other key employees. A loss of any such personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition and results of operations. For example, John Yozamp, our co-founder, former Chief Business Development Officer, and former Chief Executive Officer, pioneered multiple new recreational concepts in the RV industry and leveraged extensive relationships in the RV OEM business to establish our company. Mr. Yozamp retired as Chief Business Development Officer as of December 31, 2023. While we believe we have successfully transitioned from his departure and have sufficient experience among our management team, any additional attrition in the future could adversely impact us. In addition, if we are unsuccessful in our succession planning efforts, the continuity of our business and results of operations could be adversely affected.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The income and non-income tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could materially affect our financial position, results of operations, and cash flows. For example, changes to U.S. tax laws enacted in December 2017 had a significant impact on our tax obligations and effective tax rate beginning 2018. These enactments and future possible guidance from the applicable taxing authorities may have a material impact on the Company’s operating results. The Company closely monitors these proposals as they arise in the countries where it operates. Changes to the statutory tax rate may occur at any time, and any related expense or benefit recorded may be material to the fiscal quarter and year in which the law change is enacted. The Company regularly assesses the likely outcomes of its tax audits and disputes to determine the appropriateness of its tax reserves. However, any tax authority could take a position on tax treatment that is contrary to the Company’s expectations, which could result in tax liabilities in excess of reserves.

A failure to keep pace with developments in technology could impair our operations or competitive position.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer. We also may not achieve the benefits that we anticipate from any new system or technology, such as fuel abatement technologies, and a failure to do so could result in higher than anticipated costs or could impair our operating results.

Risks Related to Ownership of Our Common Stock

Our stock price may fluctuate significantly, and you may lose all or a part of your investment.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial condition and results of operations, or those of other companies in our industry;

●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;

●	whether any securities analysts cover our stock;

●	issuance of new or changed securities analysts’ reports or recommendations, if any;

●	investor perceptions of our Company, the lithium battery and accessory industry;

●	the volume of trading in our stock;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key management personnel, creative, or other talent;

●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;

●	litigation and governmental investigations;

●	sales or distributions of our Common Stock by significant stockholders, the entity through which our controlling stockholder holds its investment, or other insiders;

●	natural disasters and other calamities; and

●	macroeconomic conditions.

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Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

We do not anticipate paying dividends on our Common Stock in the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our Common Stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Common Stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities may be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional Common Stock in connection with our incentive plans, acquisitions or otherwise.

You will experience additional dilution upon the exercise of options and warrants to purchase our Common Stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. As of March 31, 2024, we had 200,000,000 shares of Common Stock authorized, of which 7,046,853 were issued. Our Articles of Incorporation authorizes us to issue shares of Common Stock and options, rights, warrants and appreciation rights relating to Common Stock for the consideration and on the terms and conditions established by our Board of Directors (“Board”) in its sole discretion, whether in connection with our incentive plans, acquisitions or otherwise. We have reserved 1,000,000 shares of Common Stock for issuance upon the exercise of outstanding stock options under the 2021 Incentive Award Plan and 2,500,000 shares of Common Stock for issuance pursuant to our 2021 Employee Stock Purchase Plan. In addition, as of March 31, 2024, there were 765,295 outstanding warrants, 30,000 options not issued under a specific plan, and 1,179,500 outstanding options. In addition, as of March 31, 2024 there were 40,551 RSUs outstanding. Any Common Stock that we issue, including stock issued under our 2021 Incentive Award Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options or warrants would dilute the percentage ownership held by our common stockholders. To the extent we raise additional capital by issuing equity securities, our stockholders may also experience substantial additional dilution.

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Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market, the market price of our securities could decrease significantly. The perception in the public market that our stockholders might sell securities could also depress our market price. As of March 31, 2024, we had 7,046,853 shares of Common Stock outstanding. Pursuant to the terms of the warrants issued to the underwriters (or their designees) in connection with our initial public offering (the “IPO Warrants”), the holders of the IPO Warrants have the right, subject to certain conditions, to require us to register the sale of the shares of our Common Stock underlying their warrants under the Securities Act.

If the holders of the IPO Warrants exercise their registration rights, the market price of shares of our securities may drop significantly. In addition, all of the shares of Common Stock issuable upon exercise of outstanding stock options under the 2021 Incentive Award Plan and all of the shares of Common Stock issuable pursuant to the 2021 Employee Stock Purchase Plan have been registered for public resale under the Securities Act. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities.

We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the JOBS Act, we will continue to incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley, as well as rules promulgated by the SEC and Nasdaq, require us to adopt corporate governance practices applicable to U.S. public companies. Compliance with these rules and regulations will continue to increase our legal and financial compliance costs.

The Sarbanes-Oxley of 2002 (“Sarbanes-Oxley”), as well as rules and regulations subsequently implemented by the SEC and Nasdaq, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to continue to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These obligations and constituents require significant attention from our senior management and can divert their attention away from the day-to-day management of our business, which can harm our business, operating results and financial condition.

We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

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Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following our initial public offering or until the earlier occurrence of the following: the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30; or the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and beginning with this Annual Report, provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act. For example, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 and will not be required to do so until we are no longer an “emerging growth company” as defined in the JOBS Act and a non-accelerated filer in accordance with Rule 12b-2 under the Exchange Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from our initial public offering and equity and debt financings.

While there have been no changes to our planned use of proceeds from our initial public offering, as disclosed in the final prospectus for our initial public offering, our management continues to have broad discretion in the application of the net proceeds. In addition, management has broad discretion in the application of the net proceeds from the 3i Note and Equity Line of Credit, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from our initial public offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. Pending their use, we may also invest the net proceeds from our offerings in a manner that does not produce income or that loses value.

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If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our long-term lease and debt obligations could adversely affect our ability to raise additional capital to fund operations and limit our ability to enter into certain transactions.

As of December 31, 2023, we had total liabilities of $6.6 million, of which $2.8 million was related to operating lease liabilities and $3.2 million was related to debt obligations.

If we cannot generate sufficient cash flow from operations to service our lease and debt obligations, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial lease and debt obligations could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations will be dedicated to payments on our lease and debt obligations and will not be available for other purposes, including operations, capital expenditures and future business opportunities;

●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth;

●	restrictive covenants in our debt documents may impose significant operating and financial restrictions on us, including our ability to pay dividends and make other restricted payments or sell our collateral (other than inventory in the ordinary course of business);

●	our ability to introduce new products or new technologies or exploit business opportunities may be restricted; and

●	we may be placed at a disadvantage compared with competitors that have proportionately less lease and debt obligations

Our principal stockholder continues to have substantial control over us.

As of March 31, 2024, John Yozamp, our Co-Founder and former Chief Executive Officer and Chief Business Development Officer, beneficially owns approximately 23.7% of our outstanding Common Stock, and, his brother, James Yozamp, Jr., owns approximately 7.8%. As a consequence, Mr. Yozamp and his affiliates, including his brother, are able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of Mr. Yozamp and/or his affiliates may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

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Our Articles of Incorporation provides that the Nevada Eighth Judicial District Court of Clark County, Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provides that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County, Nevada shall be, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A, our Articles of incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

Although these choice of forum provisions would not apply to suits brought to enforce any duty or liability created by the Exchange Act or rules and regulations thereunder, and suits brought to enforce the Securities Act or rules and regulations thereunder are granted concurrent jurisdiction in federal and state courts pursuant to preemptive federal law, these choice of forum provisions may otherwise limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County, Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County, Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Risks Related to This Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We currently intend to use the net proceeds from the offering to repay an aggregate of approximately $0.7 million due under the Stockholder Notes and approximately $2.7 million due under the 3i Note as of the date of filing of this prospectus, and for working capital and general corporate purposes. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock.

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares of our Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share previously paid. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the securities in this offering, and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of such shares of Common Stock or the availability of such shares for sale will have on the market price of our Common Stock.

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The offering price of the Units may not be indicative of the value of our assets or the price at which shares can be resold. The offering price of the Units may not be an indication of our actual value.

The public offering price per share of the Units is being determined based upon negotiations between the Company and the underwriter. Factors taken into consideration include the trading volume of our Common Stock prior to this offering, the historical prices at which our shares of our Common Stock have recently traded, the history and prospects of our business, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as we and the underwriter deem relevant. No assurance can be given that our Common Stock can be resold at the public offering price for the Units.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares of Common Stock (including following the exercise of any Warrants) and you may lose the entire amount of your investment in the Units.

The Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants, Series B Warrants, or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

Except as otherwise provided in the Warrants, holders of Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Series A Warrants, Series B Warrants, or Pre-Funded Warrants and acquire our Common Stock.

Except as otherwise provided in the Warrants, until holders of such Warrants acquire our Common Stock upon exercise of the Series A Warrants, Series B Warrants or Pre-Funded Warrants, such holders will have no rights with respect to our Common Stock underlying such Warrants. Upon exercise of any such Series A Warrants, Series B Warrants, or Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our Common Stock only as to matters for which the record date occurs after the exercise date.

This offering may cause the trading price of our shares of Common Stock to decrease.

The price per Unit, together with the number of shares of Common Stock and Warrants we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

Resales of our shares of Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our shares of Common Stock to fall.

We are registering 576,258,165 shares of Common Stock in the aggregate, which includes an aggregate of 50,000,000 shares of Common Stock and/or Common Stock issuable upon the exercise of the Pre-Funded Warrants, 384,172,110 shares of Common Stock issuable upon exercise of the Series A Warrants and 142,086,055 shares of Common Stock issuable upon exercise of the Series B Warrants, offered under this prospectus. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

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Provisions of the Common Warrants offered pursuant to this prospectus, as well as the 3i Note and the Equity Line of Credit, could discourage an acquisition of us by a third-party.

Certain provisions of the Common Warrants offered pursuant to this prospectus, as well as the 3i Note and Equity Line of Credit, could make it more difficult or expensive for a third-party to acquire us. The Common Warrants and the 3i Note and Equity Line of Credit each prohibit us from engaging in certain transactions constituting “fundamental transactions” subject to certain exceptions. These and other provisions of the Common Warrants and the 3i Note and Equity Line of Credit could prevent or deter a third-party from acquiring us even where the acquisition could be beneficial to you.

The Common Warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares of Common Stock upon exercise of the Common Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Common Warrants, when exercised, will increase the number of issued and outstanding shares of Common Stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Common Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of Common Stock underlying the Common Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Common Warrants are exercised, you may experience dilution to your holdings.

Certain beneficial provisions in the Common Warrants will not be effective until we are able to receive stockholder approval of such provisions, and if we are unable to obtain such approval the Common Warrants will have significantly less value.

Under Nasdaq listing rules, certain provisions in the Common Warrants will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that Stockholder Approval will ever be obtained. If we are unable to obtain Stockholder Approval, the foregoing provisions will not become effective and the Common Warrants may have substantially less value. In addition, we expect to incur substantial cost, and management may devote substantial time and attention, in attempting to obtain Stockholder Approval.

The Common Warrants are speculative in nature.

The Common Warrants offered hereby as part of the Units do not confer any rights of share of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Following this offering, the market value of each of the Series A Warrants and Series B Warrants will be uncertain and there can be no assurance that such market value will equal or exceed the warrants’ exercise prices, and consequently, whether it will ever be profitable for holders of Common Warrants to exercise their warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, together with any accompanying prospectus supplement, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections regarding the markets where we operate, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding expected capital expenditures, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements are made as of the date on which they were made and are based on information available to us as of such dates. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	We operate in an extremely competitive industry and are subject to pricing pressures;

●	We have a history of losses and our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability;

●	Our business and future growth depends on the needs and success of our customers, and we have substantial customer concentration;

●	We may not be able to successfully manage our growth;

●	We may be negatively impacted by public health epidemics or outbreaks, including the COVID-19 global pandemic, as well as uncertainty in global economic conditions;

●	We may fail to expand our sales and distribution channels and our ability to expend into international markets is uncertain;

●	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue;

●	Government reviews, inquiries, investigations, and actions could harm our business or reputation;

●	We are dependent on third-party manufacturers and suppliers, including suppliers located outside the United States, and our operating results could be adversely affected by changes in the cost and availability of raw materials as well as increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts;

●	We rely on three warehouse facilities and if any of our facilities becomes inoperable for any reason or if our expansion plans fail, our ability to produce our products could be negatively impacted;

●	Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business;

●	We could face potential product liability claims relating to our products, which could result in significant costs and liabilities, which would reduce our profitability;

●	Our operations expose us to litigation, tax, environmental, and other legal compliance risks;

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business;

●	We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims;

●	Quality problems with our products could harm our reputation and erode our competitive position;

●	Our ability to raise capital in the future may be limited and our stockholders may be diluted by future securities offerings;

●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business; and

●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $8.7 million. We intend to use the net proceeds from the offering to repay an aggregate of approximately $0.7 million due under the Stockholder Notes and approximately $2.7 million due under the 3i Note as of the date of filing of this prospectus, and for working capital and general corporate purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for the purposes specified above. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or that increases our market value.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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MARKET INFORMATION AND DIVIDEND POLICY

Market Information

Our Common Stock began trading on Nasdaq on April 1, 2022 under the symbol “XPON.” As of March 31, 2024, there were approximately 13 registered holders of our Common Stock.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock. We do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. See “Description of Capital Stock.” We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, and other factors our Board may deem relevant. Further, the 3i Note and any future debt facilities we may enter into may contain restrictions on our ability to pay dividends or make distributions, and any new credit facilities we may enter into may contain similar restrictions.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the “as adjusted” net tangible book value per share of our Common Stock upon the closing of this offering.

Net tangible book value per share of our common stock is determined by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and then dividing the difference by the number of shares of our Common Stock deemed to be outstanding at that date. As of March 31, 2024, we had a net tangible book value of approximately $3.7 million, or $0.52 per share of Common Stock.

Assuming the issuance and sale of 50,000,000 Units at an offering price of $0.20 per Unit, and assuming the issuance of 576,258,165 shares of Common Stock in the aggregate (which includes an aggregate of 50,000,000 shares of Common Stock and/or Common Stock issuable upon the exercise of the Pre-Funded Warrants, 384,172,110 shares of Common Stock issuable upon exercise of the Series A Warrants and 142,086,055 shares of Common Stock issuable upon exercise of the Series B Warrants), and after deducting estimated offering commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $12.4 million, or $0.021 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.01 per share to existing stockholders and an immediate dilution of $0.179 per share to new investors purchasing securities in this offering. The number of shares described above reflects important assumptions about the exercise prices of the Warrants, which will be a function of the price of our Common Stock after the offering. The number of shares actually issued, and the resulting dilution, could be significantly different.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.20
Net tangible book value per share as of March 31, 2024	$0.52
Increase in net tangible book value per share attributable to this offering	0.01
Pro forma as adjusted net tangible book value per share after this offering		0.021
Dilution per share to new investors purchasing in this offering		$0.179

If the underwriters fully exercise their option to purchase additional shares of our common stock, the as adjusted net tangible book value after giving effect to this offering would be $0.021 per share, which amount represents an immediate increase in as adjusted net tangible book value of $0.009 per share to existing stockholders, and an immediate dilution to new investors purchasing shares of common stock in this offering of $0.179 per share.

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The number of shares of our Common Stock to be outstanding after this offering is based on 7,046,853 shares of our Common Stock outstanding as of March 31, 2024, and, unless otherwise indicated, excludes, as of that date:

●	78,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $2.90 per share;

●	514,290 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $3.32 per share;

●	148,005 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $9.10 per share;

●	25,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of March 31, 2024, at an exercise price of $5.00 per share;

●	30,000 shares of Common Stock issuable upon the exercise of options outstanding as of March 31, 2024, which were not issued under a specified plan;

●	1,244,145 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of March 31, 2024;

●	551,623 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of March 31, 2024;

●	any shares of Common Stock available for future issuance under our 2021 Incentive Award Plan, which will continue to increase in future years pursuant to the plan’s evergreen provision;

●	2,500,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of March 31, 2024;

●	an aggregate of up to 768,971 shares of Common Stock that may be issuable under the 3i Note, which consists of 727,387 shares issuable upon conversion of the 3i Note and up to 41,584 shares that we may issue to satisfy interest payments due under the 3i Note, subject to the terms of the Note Purchase Agreement as of March 31, 2024;

●	up to 1,743,754 shares of Common Stock issuable pursuant to the Equity Line of Credit as of March 31, 2024; and

●	any additional shares of Common Stock we have issued or may issue from time to time after January 12, 2024.

At closing, we intend to use a portion of the net proceeds from this offering to pay off in full the 3i Note and plan to terminate the Equity Line of Credit. In light of the foregoing, we expect we will not issue any of the 768,971 shares of Common Stock under the 3i Note or the 1,743,754 shares of Common Stock issuable pursuant to the Equity Line of Credit. See the section of this prospectus titled “Use of Proceeds” for more information.

To the extent that outstanding options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 50,000,000 Units based on a public offering price of $0.20 per Unit on a firm commitment basis. Each Unit will consist of one share of Common Stock (or Pre-Funded Warrant to purchase one share of our Common Stock in lieu thereof), two Series A Warrants each to purchase one share of Common Stock and one Series B Warrant to purchase such number of shares of Common Stock as determined in the Series B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Series A Warrants and Series B Warrants as part of Units (other than pursuant to the underwriter’s option to purchase additional shares of Common Stock and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants), but the components of the Units will be immediately separable and will be issued separately in this offering.

Common Stock

The material terms and provisions of our Common Stock are described in Exhibit 4.4 filed with our Annual Report on Form 10-K for the year ended December 31, 2023.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “Pre-Funded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our shares of Common Stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-Funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The holder may elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Absence of Trading Market. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holder will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-Funded Warrant was exercisable immediately prior to such fundamental transaction. The holders of the Pre-Funded Warrants may also require us to purchase the Pre-Funded Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Pre-Funded Warrants on the date of the fundamental transaction.

No Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of Pre-Funded Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Stockholder Approval

Under Nasdaq listing rules, certain anti-dilution provisions and the exercise price reset and share combination event adjustment provisions in the Series A Warrants (described below) will not be effective until, and unless, we obtain Stockholder Approval. While we intend to promptly seek Stockholder Approval, there is no guarantee that Stockholder Approval will ever be obtained. If we are unable to obtain Stockholder Approval, the foregoing provisions will not become effective and the Series A Warrants and Series B Warrants will have substantially less value. In addition, we expect to incur substantial costs, and management may devote substantial time and attention, in attempting to obtain Stockholder Approval.

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants included in the Units and offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series A Warrant.

Exercisability. The Series A Warrants are exercisable at any time or times beginning on the first trading day following our notice to the Series A Warrant holders of Stockholder Approval, which notice will be provided within two trading days of our receipt of Stockholder Approval (such notice date, the “Series A Warrant Initial Exercise Date”), and will expire five years from such Series A Warrant Initial Exercise Date. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Series A Warrants under the Securities Act is not effective, the holder may elect to exercise the Series A Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Series A Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of Series A Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

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Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the Series A Warrants is $0.24. The exercise price and Floor Price are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Reset. On the 11th trading day after Stockholder Approval (the “Reset Date”), the Series A Warrants’ exercise price will be adjusted to equal the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily weighted average price of the shares of Common Stock during the period commencing on the first trading day after the date of Stockholder Approval and ending following the close of trading on the tenth trading day thereafter (the “Reset Period”), and (b) if prior to Stockholder Approval, a price equal to $0.13015 (representing 50% of the Nasdaq Minimum Price), or if following Stockholder Approval, a price equal to $0.05206 (representing 20% of the Nasdaq Minimum Price) (the “Floor Price”), and the number of shares issuable upon exercise will be adjusted to the number of shares determined by multiplying the exercise price then in effect at issuance by the number of shares acquirable upon exercise immediately prior to such reset and dividing the product thereof by the exercise price resulting from such reset.

Subsequent Financing. In addition, conditioned upon the receipt of Stockholder Approval, and subject to certain exemptions, if we issue, sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock equivalents (including stock options and convertible securities), at an effective price per share less than the exercise price of the Series A Warrants then in effect, the exercise price of the Series A Warrants will be reduced to the lower of (i) such price or (ii) the lowest VWAP during the five consecutive trading days immediately following such dilutive issuance or announcement thereof (but in no event lower than the Floor Price and with certain adjustments made if such event occurs prior to Stockholder Approval), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Share Combination Event Adjustment. If at any time there occurs any share split, share dividend, share combination recapitalization or other similar transaction (which would include reverse stock splits) involving our Common Stock and the lowest daily VWAP during the period commencing five consecutive trading days immediately preceding through the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to the lowest daily VWAP during such period (but in no event lower than the Floor Price and with certain adjustments made if such event occurs prior to Stockholder Approval), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged. Furthermore, if the Adjusted Exercise Price would have been below the Floor Price but for the Floor Price limitation, then we will make a payment to the Series A Warrant holder for the economic difference between the Adjusted Exercise Price and the Floor Price, subject to the exceptions and conditions set forth in the Series A Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. The holders of the Series A Warrants may also require us to purchase the Series A Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Series A Warrants on the date of the fundamental transaction, provided that if the fundamental transaction is not within our control, the holders of the Series A Warrants will only be entitled to receive from us or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Series A Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.

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Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Series A Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Series A Warrant.

Governing Law. The Series A Warrants are governed by New York law.

Series B Warrants

The following summary of certain terms and provisions of the Series B Warrants included in the Units and offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series B Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series B Warrant.

Exercisability. The Series B Warrants will be exercisable immediately. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series B Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%.

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Exercise Price. The exercise price and number of shares of Common Stock issuable under the Series B Warrants are subject to adjustment based upon the weighted average price of our Common Stock over a rolling five (5)-trading day period between the issuance date of the Series B Warrants and the close of trading on the tenth trading day following Stockholder Approval (but in no event lower than the Floor Price and with certain adjustments made if such event occurs prior to Stockholder Approval). The exercise price and Floor Price are also subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transactions. We shall not enter into a fundamental transaction, as described in the Series B Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock or 50% or more of the voting power of our common equity, unless the successor entity in such transaction assumes in writing all of our obligations under the Series B Warrants. Such security of the successor entity shall be evidenced by a written instrument substantially similar in form and substance to the Series B Warrants, including, without limitation, an adjusted exercise price equal to the value for the shares reflected by the terms of such fundamental transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares acquirable and receivable upon exercise of the Series B Warrants (without regard to any limitations on the exercise of the Series B Warrants) prior to such fundamental transaction, and with an exercise price which applies the exercise price described in the Series B Warrants to such shares of capital stock (but taking into account the relative value of the shares pursuant to such fundamental transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Series B Warrants immediately prior to the occurrence or consummation of such fundamental transaction).

Transferability. Subject to applicable laws, the Series B Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Series B Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series B Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series B Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Series B Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Series B Warrant.

Governing Law. The Series B Warrants are governed by New York law.

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UNDERWRITING

Aegis Capital Corp. (“Aegis” or the “underwriter”) is the underwriter and book-running manager of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the Registration Statement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of Units:

Underwriter	Number of Units Including Common Stock	Number of Units Including Pre-Funded Warrants
Aegis Capital Corp.	33,402,000	16,598,000

The underwriting agreement provides that the underwriter’s obligation to purchase Units depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriter are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriter.

The underwriter has agreed to purchase all of the Units offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased under the underwriting agreement.

The underwriter is offering the Units subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the Units directly to the public at the public offering price per Unit that appears on the cover page of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $0.007 per Unit. After the Units are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted to the underwriter an option to purchase up to 7,500,000 additional shares of Common Stock and/or Pre-Funded Warrants, if any (representing 15% of the Units sold in the offering), up to an additional 15,000,000 Series A Warrants to purchase an aggregate of an additional 15,000,000 shares of Common Stock (subject to potential upward adjustment), representing 30% of the Units sold at the closing of the offering from the Company; and 7,500,000 Series B Warrants to purchase additional shares of Common Stock, representing 15% of the Units sold at the closing of the offering by the Company) at the public offering price less underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within 45 days after the date of the offering. The underwriter may exercise the over-allotment option with respect to shares of Common Stock only, warrants only, or any combination thereof. The purchase price to be paid per additional share of Common Stock will be equal to the public offering price of one Unit (less $0.001 allocated to each full warrant), as applicable, less the underwriting discount, and the purchase price to be paid per over-allotment warrant will be $0.001. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock or warrants to the underwriter to the extent the option is exercised. If any additional shares of Common Stock or warrants are purchased, the underwriter will offer the additional shares of Common Stock or warrants on the same terms as those on which the other shares of Common Stock or warrants are being offered hereunder. No underwriting discounts or commissions will be paid on any warrants purchased pursuant to the underwriter’s over-allotment option. If this over-allotment option is exercised in full, the total offering price to the public will be approximately $11.5 million, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $10.7 million (based upon a public offering price of $0.20 per share of Common Stock).

Underwriting Discounts and Expenses

The following table shows the per Unit and total underwriting discounts we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

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	Total
	Per Unit	No Exercise	Full Exercise(2)
Public offering price	$0.20	10,000,000	11,500,000
Underwriting discounts to be paid by us (7.0%)	$0.014	700,000	805,000
Non-accountable expense allowance (1.0%)(1)	$0.002	100,000	115,000
Proceeds, before expenses, to us	$0.184	9,200,000	10,580,000

(1)	We have agreed to pay a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds of the offering.

(2)	Assumes exercise for Units only. The underwriter will not receive any discounts or commissions upon exercise of the underwriter’s option to purchase warrants.

We have also agreed to reimburse the underwriter for certain of its expenses, including $100,000 for reasonable and documented legal fees and disbursements for Aegis’ counsel.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of shares of Common Stock in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our shares of Common Stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our Common Stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase our Common Stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on or otherwise and, if commenced, may be discontinued at any time.

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Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter makes any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Discretionary Accounts

The underwriter has informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of at least 5% of our Common Stock and securities exercisable for or convertible into Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period ending 90 days after Stockholder Approval.

The underwriter, in its sole discretion, may release our Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period ending 90 days after the Stockholder Approval (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”), provided that the Company will not be prevented from using net proceeds from the offering to repay or redeem the Company’s outstanding convertible notes in accordance with the terms thereof. So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

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Right of First Refusal

If, between the period beginning on the closing of this offering and ending twelve months after the commencement of sales in this offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction. The foregoing rights of Aegis and its affiliates are subject to any pre-existing obligations that we have and that have been previously identified to Aegis.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten days of the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of Units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Trading Market

Our Common Stock is listed on Nasdaq under the symbol “XPON.” We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

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LEGAL MATTERS

The validity of the securities will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California. Certain legal matters in connection with this offering have been passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023 included in this prospectus, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, as amended on our Annual Report on Form 10-K/A, filed with the SEC on April 29, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 14, 2024;

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on May 7, 2024, May 28, 2024, and August 6, 2024; and

●	The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023, including all amendments and reports updating that description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Chief Financial Officer, Expion360 Inc., 2025 SW Deerhound Ave, Redmond, Oregon 97756, (541) 797-6714. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Financial Information” page of our investor relations website at investors.expion360.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, does not include all of the information contained in the Registration Statement or the exhibits, schedules and amendments to the Registration Statement. For further information with respect to us and our Common Stock, we refer you to the Registration Statement and to the exhibits and schedules to the Registration Statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. If a contract or other document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or other document that has been filed. Each statement in this prospectus relating to a contract or other document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and on our website at expion360.com. Information contained on or accessible through our website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only. You may inspect a copy of the Registration Statement through the SEC’s website, as provided herein.

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Expion360 Inc.

50,000,000 Units

Each Consisting of One Share of Common Stock or One Pre-Funded Warrant to Purchase One Share of Common Stock, Two Series A Warrants to Each Purchase One Share of Common Stock, and One Series B Warrant to Purchase Such Number of Share of Common Stock as Determined in the Series B Warrant

Up to 50,000,000 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 384,172,110 Shares of Common Stock Underlying the Series A Warrants

Up to 142,086,055 Shares of Common Stock Underlying the Series B Warrants

PROSPECTUS

The date of this prospectus is August 7, 2024

Aegis Capital Corp.